EXHIBIT 10(ii)

                 Consent of Independent Accountants

                      Coopers & Lybrand L.L.P.
                            (Letterhead)





                 CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the following with respect to Post-effective Amendment No. 7 to the Registration Statement (No.
  33-39171)  on Form  N-4  under the  Securities  Act of  1933 of
  Variable Account I of AIG Life Insurance Company.

       1. The inclusion of our report dated February 22, 1995 relating to our audits of the financial statements of AIG Life Insurance Company in the Statement of
            Additional Information.

       2. The inclusion of our report dated February 13, 1995 relating to our audits of the financial statements of Variable Account I in the Statement of Additional
            Information.

       3. The incorporation by reference into the Prospectus of our report dated February 22, 1995 relating to our audits of the financial statements of AIG Life Insurance Company and our report dated February 13, 1995 relating to our audits of the financial statements of Variable Account I.

       4.   The reference to our firm  under the heading "General
            Information   -   Independent  Accountants"   in  the
            Statement of Additional Information.



                                     /s/Coopers & Lybrand L.L.P.
                                     Coopers & Lybrand L.L.P.






  2400 Eleven Penn Center
  Philadelphia, Pennsylvania
  December 22, 1995